Exhibit 5.1

Our ref	GEC/SMK/1079774.0001

Birkenstock Holding Limited 47 Esplanade St. Helier Jersey JE1 OBD		2 October 2023

Dear All

Birkenstock Holding Limited (the “Company”): Registration of Shares under the U.S. Securities Act of 1933, as amended (the “Securities Act”)

1.	BACKGROUND

1.1

We have acted as the Company’s Jersey legal advisers in connection with the Company’s registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (including its exhibits, the ”Registration Statement”) related to the initial public offering (the ”IPO”) and proposed registration under the Securities Act by the Company of 37,096,773 ordinary shares of no par value in the capital of the Company (the “Shares”), comprising 10,752,688 Shares to be sold by the Company, 21,505,376 Shares to be sold by the selling shareholder identified in the Registration Statement (the “Selling Shareholder”) and up to 4,838,710 additional Shares to be sold by the Company and additional Shares to be sold by the Selling Shareholder to cover the underwriters’ option to purchase additional Shares, if any.

1.2	The Company has asked us to provide this opinion in connection with the registration of the Shares under the Securities Act.

1.3

For the purposes of this Opinion, we have, with the Company’s consent, relied upon a certificate and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

1.4	In this Opinion:

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1.4.1	“non-assessable” means, in relation to a Share:

(a)

that the purchase price for which the Company agreed to issue and sell that Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share; or

(b)

that the purchase price for which the Selling Shareholder agreed to sell that Share has been paid in full to the Selling Shareholder, so that no further sum is payable to the Selling Shareholder or its creditors by any holder of that Share solely because of being the holder of such Share;

1.4.2	pursuant to the Underwriting Agreement, the Shares will be sold to the underwriters through the facilities of The Depository Trust Company for the respective account of the underwriters; and

1.4.3	In paragraph 4.1.2 of this Opinion, “issued” means that the Shares have been issued in accordance with the Companies (Jersey) Law 1991, as amended and the Company’s constitutional documents.

1.5

We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom, save as expressly set out herein.

2.	DOCUMENTS EXAMINED

2.1	For the purposes of this Opinion we have examined and relied on the following:

2.1.1	a copy of the Registration Statement;

2.1.2

minutes recording the resolutions of the board of directors of the Company passed on 21 September 2023 at a meeting of the board of directors at which the directors (among other things) approved the issue and sale of the Shares (the “Director Resolutions”);

2.1.3

a form of underwriting agreement to be entered into among the Company, BK LC Lux Midco S.à r.l., as selling shareholder, and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC for themselves and as representatives of the several underwriters (the “Underwriting Agreement”);

2.1.4	the Company’s certificate of continuance dated 25 April 2023;

2.1.5	the Company’s memorandum and articles of association as in force as at the date of this Opinion;

2.1.6

the Amended and Restated Memorandum of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement and to be filed with the Registrar of Companies in Jersey prior to the sale of any Shares;

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2.1.7

a consent in connection with the Registration Statement issued to the Company by the Jersey Financial Services Commission pursuant to the Companies (General Provisions) (Jersey) Order 2002, as amended, dated 28 September 2023;

2.1.8	certificate of a director of the Company;

2.1.9	a consent to issue shares dated 25 April 2023 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958; and

2.1.10	the Company’s register of members dated the date of this Opinion.

2.2	We have not examined or relied on any other documents for the purpose of this Opinion.

3.	ASSUMPTIONS

3.1	For the purposes of giving this Opinion we have relied on the following assumptions:

3.1.1	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

3.1.2	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

3.1.3

the accuracy and completeness in every respect of all certificates of directors or other officers of the Company given to us for the purposes of giving this Opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;

3.1.4	that the directors have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

3.1.5	that there is no provision of any law (other than Jersey law) that would affect anything in this Opinion;

3.1.6	that closing of the IPO occurs and that no other event occurs after the date hereof which would affect the opinions herein stated;

3.1.7	that the Company has received or will receive in full the consideration for which the Company agreed to issue the relevant Shares;

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3.1.8	that the Selling Shareholder has received or will receive in full the consideration for which the Selling Shareholder agreed to sell the relevant Shares;

3.1.9	all due action by the board of directors of the Company or a duly appointed committee thereof shall be taken prior to closing of the IPO to determine the price per share of the Shares;

3.1.10	the Underwriting Agreement will be duly executed and delivered prior to closing of the IPO;

3.1.11	each person named as a member of the Company in the Register of Members has agreed to become a member of the Company;

3.1.12

the Company is not carrying on a business that is regulated by Jersey law so that it is (or ought to be) subject to the terms of one or more other consents, licences, permits or equivalent under such regulatory legislation; and

3.1.13	that each of the above assumptions is accurate at the date of this Opinion, and has been and will be accurate at all other relevant times.

3.2	We have not independently verified the above assumptions.

4.	OPINION

4.1	As a matter of Jersey law, and based on, and subject to, the foregoing and the qualifications mentioned below, we are of the opinion that:

4.1.1	the sale of the Shares in accordance with the terms of the Underwriting Agreement has been duly authorised;

4.1.2	the Shares to be sold by the Selling Shareholder pursuant to the Underwriting Agreement havebeen validly issued and are fully paid; and

4.1.3

when the Shares have been sold, delivered against payment in accordance with the terms of the Underwriting Agreement and registered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.

5.	QUALIFICATION

5.1	Our opinion is subject to any matter of fact not disclosed to us.

5.2

This Opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this Opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this Opinion.

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6.	GOVERNING LAW, LIMITATIONS, BENEFIT AND DISCLOSURE

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2

We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.3	This Opinion is addressed to the Company in connection with the sale and registration of the Shares under the Securities Act.

6.4

We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the paragraph of the Registration Statement headed “Legal Matters.” In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen Jersey LLP

Carey Olsen Jersey LLP